UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2025

XBIOTECH INC.

(Exact name of Registrant as specified in its charter)

British Columbia, Canada

(State of Incorporation)

001-37347

(Commission File Number)

N/A

(I.R.S. Employer Identification No.)

5217 Winnebago Ln, Austin, TX	78744
(Address of principal executive offices)	(Zip Code)

(512) 386-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	XBIT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported on the Current Report on Form 8-K filed by the XBiotech Inc. (the “Company”) on April 1, 2025, W. Thorpe McKenzie retired from the Company’s Board of Directors effective March 27, 2025. Independent director Jan-Paul Waldin will continue to serve as a member of the Company’s Audit Committee and Compensation Committee. The Company intends to maintain a one-member Audit Committee at this time pursuant to Rule 5605(c)(4) of the NASDAQ Listed Company Manual and a one-member Compensation Committee at this time pursuant to Rule 5605(d)(4) of the NASDAQ Listed Company Manual. On April 1, 2025, the Company notified NASDAQ regarding Mr. McKenzie’s retirement and the Company’s intent to fill the vacancies on the Audit Committee and Compensation Committee within the time prescribed by Rule 5605(c)(4) and Rule 5605(d)(4) of the NASDAQ Listed Company Manual.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2025	XBIOTECH INC.

	By:	/s/John Simard
John Simard
Chief Executive Officer and President